Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Adicet Bio, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Second Amended and Restated 2018 Stock Option and Incentive Plan Common Stock, $0.0001 par value per share	Other(2)	5,000,000 shares(3)	$0.75105 (2)	$3,755,250.00 (2)	0.0001531	$574.93
Total Offering Amounts					$3,755,250.00		$574.93
Total Fee Offsets							―
Net Fee Due							$574.93

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, $0.0001 par value per share (“Common Stock”) which become issuable under the Registrant’s Second Amended and Restated 2018 Stock Option and Incentive Plan, as amended (the “2018 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based on the average of the high and low prices reported for the Common Stock on the Nasdaq Global Market on July 21, 2025.

(3) Represents shares of Common Stock that were added to the shares authorized for issuance under the Registrant’s 2018 Plan, effective as of June 5, 2024, pursuant Amendment No. 1 to the 2018 Plan, which was approved by the Registrant’s stockholders on June 5, 2024 at the Registrant’s 2024 Annual Meeting of Stockholders. Shares available for issuance under the 2018 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on October 2, 2020 (File No. 333-249275), November 12, 2020 (File No. 333-250033), March 12, 2021 (File No. 333-254192), August 12, 2021 (File No. 333-258763), March 16, 2022 (File No. 333-263588), March 15, 2023 (File No. 333-270560), August 9, 2023 (File No. 333-273834), August 9, 2023 (File No. 333-249275), March 19, 2024 (File No. 333-249275), March 19, 2024 (File No. 333-278063), March 6, 2025 (File No. 333-285610) and March 26, 2025 (File No. 333-249275).